UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 27, 2004

U.S. Wireless Data, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-22848	84-1178691
(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Ave, Suite 2450, New York, NY	10170
(Address of Principal Executive Offices)	(Zip Code)

(646) 452-6128
(Registrant’s Telephone Number, Including Area Code)

750 Lexington Avenue, New York, New York 10022
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03    Bankruptcy or Receivership

Confirmation of Our Plan of Reorganization

     As previously disclosed, on March 26, 2004, we filed a petition for relief under Chapter 11 of the United States Bankruptcy Code. On May 11, 2004, the United States Bankruptcy Court for the Southern District of New York (the “Court”) conducted an auction of our assets and on May 21, 2004 the sale of all of our assets and operations to Transactional Network Services, Inc. (“TNS”) closed. TNS paid $6,000,000 in cash for our wireless payment processing business and $3,700,000 in cash for our wireless vending business.

     On December 27, 2004, the Court confirmed our Amended Plan of Reorganization (the “Plan”). The Plan contemplates that the primary source of cash for distributions will be the proceeds from the aforementioned sale of our businesses and the cash contribution of Trinad Capital, L.P. (“Trinad”), the plan sponsor. Trinad will contribute $500,000 in cash to us in exchange for 93% of the new common stock to be issued under the Plan, with the remaining 7% of the new common stock being issued to the holders of record of our Series C Preferred Stock and our common stock as of February 7, 2005, with 3.5% going to each class. Of such $500,000 from Trinad, $400,000 will be added to the funds used to pay administrative costs, creditors and, possibly, a small portion of the liquidation preference.  The remaining $100,000 will be retained by us to fund the expenses of remaining public.   The Plan contemplates that all cash (other than the $100,000 to be retained by the reorganized debtor) will be placed in a liquidation trust (the “Liquidation Trust”) and, after the payment of administrative costs, will be used to pay our liabilities. If there is any remaining cash, it will be used to settle a small portion of the aggregate $32,302,000 liquidation preference to which the holders of our Series C Preferred Stock are entitled.

     The Plan also contemplates that the Liquidation Trust will pay for the prosecution of our pending litigation against AT&T Wireless.  On February 20, 2004, we commenced arbitration proceedings against AT&T Wireless whereby we are seeking a $12 million judgment against AT&T Wireless relating to its decommissioning of the cellular digital packet data (CDPD) network. Any recoveries, net of the costs of prosecuting the arbitration and administering the trust, will be distributed by the Liquidation Trust as described above.

     There is no assurance that there will be sufficient assets to satisfy all of our liabilities, or to pay any portion of the Series C Preferred liquidation preference. Our disclosure statement projected that available cash would be adequate to pay 70-80% of the unsecured claims made. However, we do plan to challenge certain of the claims and, if successful, of which there is no assurance, we may be able to pay 100% of such claims and retain a small surplus for payment of a small portion of the Series C Liquidation preference. Only holders of record of our Series C Preferred Stock as of February 7, 2005 will be entitled to receive any payments towards the Series C liquidation preference, or to receive any pro rata share of the new common stock allocated to Series C Preferred Stock.  Cash distributions shall be made as soon as practicable, as determined by the trustee of the Liquidation Trust.  Distributions of the new stock shall be made as soon as practicable after we make certain filings with the SEC which were not made, in light of the uncertainties associated with the bankruptcy, in order to conserve cash.  Such filings include our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004, which will need to include audited financial statements.  In light of the sale of our operating assets to TNS in May, the information to be contained in such reports will be largely irrelevant to stockholders of the reorganized U. S. Wireless Data.

     Additional details concerning the Plan are in the Amended Disclosure Statement filed with the Court in November in support of the Plan, the Amended Plan of Reorganization and Order Confirming Amended Plan of Reorganization, each of which is filed as an exhibit herewith.

Tender Offer

     In mid-December, we became aware of a tender offer of $0.12 per share for up to 2 million shares of our Series C Preferred Stock that had been launched on December 2, 2005 by Regen Acquisition I, LLC (“Offeror”). The offer expired on December 30, 2004. Although we do not know how many shares were tendered in the offering, according to a Form 3 and 4 filed on January 5, 2005 by Riverside Contracting LLC, (with an address at Offeror), such entity owns 1,204,583 shares of Series C Preferred Stock. We expressed concerns to Offeror that the offer may not have been widely enough published for all holders to have been advised of it and also, that as a result of their late notice to us, our Board had not been able to weigh in with its opinion.

     As noted above, due to the fact that we learned of the tender offer so late into the process, we were not in a position to report to our stockholders what our opinion would have been. There are three separate sources of potential recovery for a holder of Series C Preferred Stock and there is no assurance that such sources will not exceed or be less than $0.12 per share. Those sources, as described above in more detail, consist of (i) any cash remaining after payment of our administrative costs and liabilities, (ii) any recovery from the AT&T Wireless arbitration, net of the costs of prosecuting and administering such claim, and (iii) the value of a Series C stockholders shares in the reorganized U. S. Wireless Data.

The Reorganized Company

     As soon as practicable after we have filed our late SEC reports, new common stock will be issued to Trinad (93%), holders of record of our Series C Preferred Stock as of February 7, 2005 (3.5%) and holders of record of our common stock as of the same date (3.5%). On that date, Robert Ellin and Jay Wolf shall become our sole Board members and shall also be our Chief Executive Officer and Chief Operating Officer, respectively, and Barry Regenstein will be our Chief Financial Officer. On that date, we will be capitalized with $100,000 of the $500,000 Trinad has paid, with the $400,000 having been transferred to the Liquidation Trust.

     Trinad has advised us that it will seek to raise additional capital (which will dilute the ownership interests of all stockholders) with a view to making us an attractive vehicle with which to acquire a business. It will then seek a suitable acquisition candidate. No such business has been identified and we will be subject to a number of risks, including any acquisition consummated by us may turn out to be unsuccessful; investors in us will not know what operating business, if any, will be acquired, including the particular industry in which the business operates, and whether dilutive financing will be required therewith; the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future; we may acquire a company in the early stage of development causing us to incur further risks; we may be dependent upon the management of an acquired business which has not proven its abilities or effectiveness; we will be controlled by a small number of stockholders and such control could prevent the taking of certain actions that may be beneficial to other stockholders; our common stock will likely be thinly traded, and the public market may provide little or no liquidity for holders of our common stock.

     Trinad has agreed that it will not dispose of any of its common stock until an acquisition transaction has been consummated and a Current Report on Form 8-K setting forth the terms of the acquisition and audited financial statements of the acquisition target have been filed with the Securities and Exchange Commission.

     Certain information as to Messrs. Ellin, Wolf and Regenstein is set forth below.

     Robert S. Ellin is a Managing Member of Trinad, which is a hedge fund dedicated to investing in micro-cap public companies. Mr Ellin is also a director and officer of Amalgamated Technologies, Inc., (“Amalgamated”) Shells Seafood Restaurants, Inc. (“Shells Seafood”) and Command Security Corporation. Prior to joining Trinad Capital LP, Mr. Ellin was the founder and President of Atlantis Equities, Inc., a personal investment company. Founded in 1990, Atlantis has actively managed an investment portfolio of small capitalization public company as well as select private company investments. Mr. Ellin frequently played an active role in Atlantis investee companies including Board representation, management selection, corporate finance and other advisory services. Through Atlantis and related companies Mr. Ellin spearheaded investments into ThQ, Inc. (OTC:THQI), Grand Toys (OTC: GRIN), Forward Industries, Inc. (OTC: FORD) and completed a leveraged buyout of S&S Industries, Inc. where he also served as President from 1996 to 1998. Prior to founding Atlantis Equities, Mr. Ellin worked in Institutional Sales at LF Rothschild and prior to that he was the Manager of Retail Operations at Lombard Securities. Mr. Ellin received a Bachelor of Arts from Pace University.

     Jay A. Wolf is a Managing Director of Trinad Capital LP. Mr. Wolf is also a director and officer of Amalgamated and Shells Seafood. Mr. Wolf has nine years of investment and operations experience in a broad range of industries. Mr. Wolf’s investment experience includes senior and subordinated debt, private equity, mergers & acquisitions and public equity investments. Prior to joining Trinad Capital LP, Mr. Wolf served as the Vice President of Corporate Development for a marketing communications firm where he was responsible for the company's acquisition program. Prior to that he worked at CCFL Ltd. a Toronto based merchant bank in the Senior Debt Department and subsequently for Trillium Growth Capital the firm's venture capital Fund. Mr. Wolf received a Bachelor of Arts from Dalhousie University.

     Mr. Regenstein has over 25 years of experience with 21 years of such experience in the aviation services industry. Mr. Regenstein was formerly Senior Vice President and Chief Financial Officer of Globe Ground North America (previously Hudson General Corporation), and previously served as the Corporation’s Controller and as a Vice President. Prior to joining Hudson General Corporation in 1982, he had been with Coopers & Lybrand in Washington, D.C. since 1978. Mr. Regenstein is a Certified Public Accountant and received his Bachelor of Science in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University.

     Messrs. Ellin and Wolf played a substantial role in the reverse merger of Majesco Holdings into Connectivcorp. They also acquired control of Amalgamated through Trinad, introduced Amalgamated to financing sources, and are now seeking suitable reverse merger candidates for Amalgamated.

     As of January 11, 2005, there are currently 10,159,556 shares of our common stock outstanding and 3,230,200 shares of our Series C Preferred Stock outstanding. The holders of record of each such class on February 7, 2005 will be entitled to receive a number of shares of common stock equal to 3.5% of the reorganized entity.

Item 5.01    Changes of Control of Registrant

     The arrangement with Trinad may be deemed to be a change of control. Please see “Item 1.03. Bankruptcy or Receivership” of this Current Report on Form 8-K for a description of the proposed arrangement with Trinad, which is hereby incorporated by reference herein and made a part hereof.

Item 9.01    Financial Statements and Exhibits

     The following exhibits are furnished with this report:

Exhibit No.	Description

2.1	Amended Disclosure Statement filed with the United States Bankruptcy Court for the Southern District of New York

2.2	Amended Plan of Reorganization filed with the United States Bankruptcy Court for the Southern District of New York

2.3	Order Confirming Amended Plan of Reorganization issued by the United States Bankruptcy Court for the Southern District of New York

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. WIRELESS DATA, INC.

By: /s/ Dean M. Leavitt Dean M. Leavitt Chairman of the Board

January 18, 2005